Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts and Legal Matters" and to the use of our report dated May 25, 2024 relating to the consolidated financial statements of Medicus Pharma Ltd. in the Registration Statement on Form F-1 and the related Prospectus of Medicus Pharma Ltd. dated May 28, 2024.

May 28, 2024	/s/ MNP LLP
Chartered Professional Accountants
Mississauga, Canada	Licensed Public Accountants